SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  July 19, 2000

--------------------------------------------------------------------------------
                        (Date of earliest event reported)


                         Progress Financial Corporation
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             (Exact name of registrant as specified in its charter)
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Delaware                         0-14815                             25-2413363
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(State of other jurisdiction  (Commission File Number)           (IRS Employer
  of incorporation)                                             Identified No.)


4 Sentry Parkway, Suite 230, Blue Bell, Pennsylvania               19422-0764
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(Address of principal executive offices)                           (Zip Code)



                                 (610)-825-8800
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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(Former name,former address and former fiscal year,if changed since last report)



                         Exhibit Index appears on page 4

Item 5.           Other Events

                  On July 19, 2000, Progress Financial Corporation reported second quarter net income of $2.6 million or diluted earnings per share of $.45 compared with net income of $1.1 million or diluted earnings per share of $.19 for the second quarter of 1999. For further information see the press release attached as Exhibit 99(a) and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                PROGRESS FINANCIAL CORPORATION

Dated:   August 29, 2000                    By: /s/ Michael B. High
                                                -----------------------------
                                                Michael B. High
                                                Executive Vice President and
                                                Chief Financial Officer

                                  EXHIBIT INDEX



     Exhibit Number                          Description

        99(a) Press Release on Second Quarter 2000 earnings issued on July 19, 2000

                                  Exhibit 99(a)

                                      99(a)

                      Press Release on Second Quarter 2000

                        earnings issued on July 19, 2000

                                                             Exhibit 99 (a)



NEWS RELEASE

Contact: Michael B. High, CFO/Executive Vice President
         (610) 941-4804
         Dorothy Jaworski, Director of Investor Relations
         (484) 322-4822

For immediate release:

      Progress Financial Corporation Announces Second Quarter Earnings of
             $2.6 Million, a 129% Increase Over Second Quarter 1999


         Blue Bell, PA, July 19, 2000 - Progress Financial Corporation (the "Company" - Nasdaq: PFNC) today reported second quarter 2000 net income of $2.6 million, or diluted earnings per share of $.45, compared to net income of $1.1 million, or diluted earnings per share of $.19, for the second quarter of 1999. Net income excluding non-core earnings on the sale of the teleservices subsidiary and the unrealized loss in unconsolidated subsidiaries amounted to $1.6 million, or diluted earnings per share of $.28, compared to $1.1 million or diluted earnings per share of $.19 for the same period of 1999.

         Commenting on the second quarter results, W. Kirk Wycoff, President and CEO, stated, "We are pleased with another successful quarter where core earnings grew 46% to $1.6 million from $1.1 million for the comparable quarter of 1999. The Company sold the assets of its teleservicing subsidiary recording a pre-tax gain of $2.5 million, representing a continued movement towards focusing on core competencies within financial services. This gain was partially offset by a pre-tax unrealized loss of $1.0 million in unconsolidated subsidiaries which is primarily the result of market value adjustments of the Company's investment in the Ben Franklin/Progress Mezzanine Fund. I am especially pleased with the growth in fee income primarily due to a $565,000 increase in management fees generated by the Company's subsidiary Progress Capital Management, Inc. which manages the mezzanine debt and venture capital funds, a $432,000 increase in banking-related fees and a $386,000 increase in mutual fund annuity and insurance commissions. Also, the Company's net interest margin remained virtually unchanged at 4.25% despite numerous interest rate increases by the Federal Reserve."

         Average earning assets for the second quarter of 2000 were $759.0 million compared to $621.2 million for the same period in 1999. The growth in assets relates to higher loan and lease production funded by significant deposit growth. Average loans and leases increased $89.8 million, or 20%, compared to the same quarter of 1999. Consequently, tax-equivalent net interest income for the second quarter of 2000 increased $1.4 million, or 21%, over the same period in 1999. The net interest margin was 4.25% compared to 4.29% for the same period in 1999.

         Loans and leases outstanding totaled $541.9 million at June 30, 2000 compared to $503.7 million at December 31, 1999. This increase was primarily due to a $30.0 million increase in commercial business loans and a $10.7 million increase in leases. The Company reported non-performing assets of $9.7 million at June 30, 2000 compared to $5.8 million at December 31, 1999. The increase in non-performing assets was primarily related to $5.7 million in residential real estate development projects, classified as other real estate owned, acquired by the Company through deeds in lieu of foreclosure as a result of defaulted loans. The Company has recorded these projects at management's estimate of net realizable value. The Company's non-performing assets to total assets ratio at June 30, 2000 was 1.16% compared to .75% at December 31, 1999.

         During the quarter ended June 30, 2000, the Company recorded a $1.2 million provision for loan and lease losses, which included an increase in excess of budget of $600,000 due to loans and lease growth and non-performing loans and leases. This resulted in a slight decrease in the provision for loan and lease losses from the comparable period in 1999 when a significant additional provision was made for deterioration in the lease portfolio. The ratio of the allowance for loan and lease losses to total loans and leases was 1.20% at June 30, 2000 compared to 1.09% at June 30, 1999.

         Non-interest income for the quarter ended June 30, 2000 amounted to $7.1 million, compared to $4.3 million for the same period in 1999. The Company recognized a $2.5 million gain on the sale of its teleservicing subsidiary's assets. During the quarter, the Company recognized $985,000 of client warrant income primarily due to the expiration of restrictions on the sale of warrants to acquire common stock of Internet Capital Group, Inc. These increases were partially offset by net unrealized losses in the mezzanine and venture capital funds amounting to $1.0 million during the quarter. Fee income increased $1.2 million primarily due to a $565,000 increase in investment advisory fees generated by the Company's subsidiary Progress Capital Management, Inc. which manages the mezzanine debt and venture capital funds, a $432,000 increase in banking-related fees and a $386,000 increase in mutual fund annuity and insurance commissions.

         Total non-interest expense was $9.7 million for the quarter ended June 30, 2000 compared to $7.9 million for the quarter ended June 30, 1999. This increase was primarily due to increases in salaries and employee benefits of $1.2 million as a result of additional employees to staff four new bank branches, the recent acquisition of KMR Management, Inc., the staffing of Progress Capital Management, Inc., and from other new positions established within the Company. Occupancy and furniture, fixtures and equipment expenses increased $396,000 mainly due to a new operations center, bringing data processing in-house, and new branch openings. The $195,000 increase in other non-interest expense included nonrecurring system conversion related expenses of approximately $119,000. Total assets increased to $839.3 million at June 30, 2000 from $765.5 million at December 31, 1999. Total deposits increased to $570.3 million at June 30, 2000 from $521.4 million at December 31, 1999.
Deposit growth of 9.4% was primarily the result of new commercial business customer relationships and retail branch expansion.

         Progress Financial Corporation is a unitary thrift holding company headquartered in Blue Bell, Pennsylvania. The business of the Company consists primarily of the operation of Progress Bank, which serves businesses and consumers through sixteen full service offices. The Company also offers a diversified array of financial services including equipment leasing through Progress Leasing Company, with offices in Blue Bell, Pennsylvania and Timonium, Maryland, and financial planning services and investments through Progress Financial Resources, Inc., headquartered in Philadelphia, Pennsylvania; and asset based lending through Progress Business Credit. In addition, the Company also conducts commercial mortgage banking and brokerage services through Progress Realty Advisors, Inc. with locations in Blue Bell, Pennsylvania; Richmond and Chesapeake, Virginia; Woodbridge, New Jersey; and Raleigh, North Carolina. The Company also conducts construction and development of assisted living communities through Progress Development Corporation; venture capital activities managed by Progress Capital Management, Inc.; and financial and operational management consulting services for commercial clients through KMR Management, Inc. located in Willow Grove, Pennsylvania. The Company's common stock is traded on the Nasdaq Stock Market, National Market under the Symbol "PFNC".

                             FINANCIAL DATA ATTACHED

                         Progress Financial Corporation
                 Consolidated Statements of Financial Condition
                             (Dollars in Thousands)

                                                                                    June 30,    December 31,
                                                                                      2000          1999
                                                                                  ------------- -------------
Assets:                                                                           (Unaudited)    (Audited)
Cash and due from banks:
   Non-interest bearing                                                             $16,926        $15,648
   Interest bearing                                                                  18,658         24,278
Trading securities                                                                       --          3,267
Investments and mortgage-backed securities
   Available for sale at fair value (amortized cost: $187,182  and $147,529)        181,609        149,518
   Held to maturity at amortized cost (fair value: $33,440 and $32,914)              35,103         34,309
Loans and leases, net (net of reserve: $6,527 and $5,927)                           535,354        497,738
Premises and equipment                                                               17,609         16,443
Other assets                                                                         34,050         24,333
                                                                                   --------       --------
     Total assets                                                                  $839,309       $765,534
                                                                                   ========       ========

Liabilities and Stockholders' Equity
Liabilities:

Deposits                                                                           $570,333       $521,439
Short-term borrowings                                                                72,630         50,767
Other liabilities                                                                    16,590         19,068
Long-term Debt:
   Federal Home Loan Bank advances                                                  100,500         85,000
   Other debt                                                                        15,000         24,000
Subordinated Debt                                                                     3,000          3,000
                                                                                   --------        -------
    Total liabilities                                                               778,053        703,274
                                                                                   --------        -------
  Corporation-obligated mandatorily redeemable capital securities of subsidiary
  trust holding solely junior subordinated debentures of the Corporation             14,461         14,451

Commitments and contingencies

Shareholders' equity:

Serial preferred - 1,000,000 shares authorized but unissued                              --           --
Junior participating preferred stock - $.01 par value - 1,010 shares authorized          --           --
   but unissued
Common  stock,  $1  par  value;  12,000,000  shares  authorized;  5,692,000  and
   5,680,000 shares issued; including treasury shares of 169,000 and 152,000;

   and unallocated shares held by the Employee Stock Ownership Plan of 0 and          5,692          5,680
   14,000

Other shareholders' equity, net                                                      44,852         40,895
Net accumulated other comprehensive income (loss)                                    (3,749)         1,234
                                                                                   --------       --------
   Total shareholders' equity                                                        46,795         47,809
                                                                                   --------       --------
  Total liabilities, Corporation-obligated mandatorily redeemable capital
  securities of subsidiary trust holding and shareholders' equity                  $839,309       $765,534
                                                                                   ========       ========



                         Progress Financial Corporation
                      Consolidated Statements of Operations
                  (Dollars in Thousands, except per share data)

                                                              Three Months Ended                 Six Months Ended
                                                                   June 30,                          June 30,
                                                              2000            1999            2000             1999
                                                            --------------------------------------------------------------
                                                           (Unaudited)     (Unaudited)      (Unaudited)     (Unaudited)

Interest  income:
  Loans and leases, including fees                             $12,506        $10,071         $24,451          $19,628
  Mortgage-backed securities                                     2,462          1,969           4,526            4,094
  Investment securities                                          1,016            526           1,979              948
  Other                                                            347            167             586              360
                                                               -------        -------         -------          -------
    Total interest income                                       16,331         12,733          31,542           25,030

Interest expense:

  Deposits                                                       5,632          3,880          10,841            7,648
  Short-term borrowings                                          1,082            575           1,970            1,240
  Long-term borrowings                                           1,686          1,679           3,204            3,328
                                                               -------        -------         -------          -------
    Total interest expense                                       8,400          6,134          16,015           12,216

Net interest income                                              7,931          6,599          15,527           12,814
Provision for  loan and lease losses                             1,175          1,216           2,233            1,665
                                                               -------        -------         -------          -------
      Net interest income after provision for loan and           6,756          5,383          13,294           11,149
      lease losses

Non-interest income:
  Service charges on deposits                                      687            521           1,229              941
  Lease financing fees                                             374            401             664              669
  Mutual fund, annuity and insurance commissions                   960            574           1,839            1,054
  Teleservices fee income                                          614            990           1,558            1,233
  Loan brokerage and advisory fees                                 541            652           1,062            1,175
  Gain (loss) from sale of securities                                2              4           (110)            (156)
   Gain from sale of teleservices assets                         2,545             --           2,545               --
  Client warrant income                                            985            482           3,585              482
  Equity (loss) in unconsolidated entities                      (1,042)            48         (1,997)              104
  Fees and other                                                 1,417            578           2,532            1,510
                                                               -------        -------         -------          -------
      Total noninterest income                                   7,083          4,250          12,907            7,012
                                                               -------        -------         -------          -------

Non-interest expense:
  Salaries and employee benefits                                 5,458          4,275          10,828            7,779
  Occupancy                                                        538            316           1,177              661
  Data processing                                                  235            264             642              482
  Furniture, fixtures and equipment                                599            425           1,124              715
  Professional services                                            567            580           1,273              947
  Capital securities expense                                       399            399             798              797
  Other                                                          1,857          1,662           3,858            2,984
                                                               -------        -------         -------          -------
      Total non-interest expense                                 9,653          7,921          19,700           14,365
                                                               -------        -------         -------          -------

Income before income taxes                                       4,186          1,712           6,501            3,796
Income tax expense                                               1,603            582           2,380            1,343
                                                               -------        -------         -------          -------
Net income                                                     $ 2,583        $ 1,130         $ 4,121           $2,453
                                                               =======        =======         =======          =======

Basic net income per common share                                 $.46           $.21            $.74             $.46
                                                                  ====           ====            ====             ====

Diluted net income per common share                               $.45           $.19            $.72             $.42
                                                                  ====           ====            ====             ====

Dividends per common share                                        $.05           $.04            $.10             $.08
                                                                  ====           ====            ====             ====

Basic average common shares outstanding                      5,519,440      5,457,518       5,544,054        5,385,965
                                                             =========      =========       =========        =========

Diluted average common shares outstanding                    5,720,185      5,834,733       5,743,395        5,767,923
                                                             =========      =========       =========        =========


                         Progress Financial Corporation
                                Supplemental Data

                                                            Three Months Ended                 Six Months Ended
                                                                 June 30,                          June 30,
                                                        2000               1999               2000            1999
                                                   ----------------------------------------------------------------

Profitability Measures:

Return on average assets                                1.27%            .68%                 1.04%              .75%
Return on average equity                               22.69           10.60                 17.60             11.72
Net interest spread (FTE)                               3.59            3.70                  3.62              3.61
Net interest margin (FTE)                               4.25            4.29                  4.26              4.21
Efficiency ratio                                       72.78           69.03                 71.32             68.12
Diluted net income per common share (1)               $  .45          $  .19                $  .72            $  .42

Selected Loan Data:

Non-performing assets                                 $9,719          $4,776                $9,719            $4,776
Ratio of non-performing assets to total assets          1.16%            .72%                 1.16%              .72%
Ratio of allowance for loan and lease losses
   to total loan and leases receivable                   1.20            1.09                  1.20             1.09
Ratio of allowance for loan and lease losses
   to non-performing loan and leases receivable        162.08          104.36                162.08           104.36
Loan delinquency ratio                                   1.16            2.56                  1.16             2.56
Ratio of loans and leases to deposits                   95.01          102.66                 95.01           102.66

Selected Equity Data:

Book value per share (1)                                $8.47           $7.57                 $8.47            $7.57
Tangible book value per share (1)                        7.48            6.65                  7.48             6.65
Dividends per common share (1)                            .05             .04                   .10              .08
Average equity to average assets                         5.58%           6.44%                 5.89%            6.40%
Tier 1 risk-based capital ratio (Bank)                   9.22            8.96                  9.22             8.96
Total risk-based capital ratio (Bank)                   10.35           10.00                 10.35            10.00
Tier 1 leverage ratio (Bank)                             6.42            6.58                  6.42             6.58

Selected Average Balances:

   Loans, gross                                      $537,400        $447,561              $529,494         $438,160
   Earning assets                                     759,004         621,155               740,383          618,194
   Total assets                                       820,157         664,122               799,007          658,738
   Deposits                                           547,850         432,033               536,936          424,779
   Equity                                              45,780          42,775                47,093           42,216



 (1) Per share amounts have been restated to reflect the 5% stock dividend distributed to shareholders on August 31, 1999.

                         Progress Financial Corporation
                              Supplemental Balances

Period-End Balances At :                                      June 30, 2000       December 31, 1999          % Change
                                                            --------------------------------------------------------------

Loans and Leases, Net:

Commercial business                                                $149,790                $119,807              25.0%
Commercial real estate                                              171,459                 162,588               5.5
Construction, net of loans in process                                44,752                  58,813             (23.9)
Single family residential real estate                                40,281                  40,554               (.7)
Consumer                                                             37,901                  34,918               8.5
Leases receivable                                                    97,698                  86,985              12.3
                                                            ---------------------------------------------------------------
         Total loans and leases                                     541,881                 503,665               7.6
Allowance for loan and lease losses                                  (6,527)                 (5,927)             10.1
                                                            ---------------------------------------------------------------
         Loans and leases, net                                     $535,354                $497,738               7.6%
                                                            ===============================================================

Deposits:

Non-interest-bearing demand deposits                               $ 79,213                $ 65,305              21.3%
NOW and SuperNow                                                     96,520                  80,086              20.5
Money Market                                                         36,236                  35,015               3.5
Passbook and Statement Savings                                       30,376                  31,517              (3.6)
Time deposits                                                       327,988                 309,516               6.0
                                                            ------------------------------------------------------------
         Total Deposits                                            $570,333                $521,439               9.4%
                                                            ============================================================




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